                                    EXHIBIT 1
                                    ---------

                  Pursuant to Rule 13d-1(k)(1) of Regulation 13D-G of the General Rules and Regulations under the Securities and Exchange Act of 1934, the undersigned agree that the statement to which this Exhibit is attached is filed on behalf of each of the undersigned.

Date:  March 27, 2002

                          Name: RANKIN ASSOCIATES I, L.P.

                          By: Main Trust of Alfred C. Rankin, Jr., created under the Agreement dated as of September 28, 2000, as supplemented, amended and restated, one of its General Partners

                                By: /s/ Alfred M. Rankin, Jr.
                                   --------------------------------------------
                                    Alfred M. Rankin, Jr., as Trustee

                          Name: RANKIN MANAGEMENT, INC.


                           By:  /s/ Alfred M. Rankin, Jr.
                                ------------------------------------------------
                                Alfred M. Rankin, Jr., President


                          Name: Alfred M. Rankin, Jr.

                          By:   /s/ Alfred M. Rankin, Jr.
                                ------------------------------------------------
                                Alfred M. Rankin, Jr., on behalf of himself
                                and as:

                                Attorney-in-Fact for Clara L. T. Rankin*
                                Attorney-in-Fact for Thomas T. Rankin*
                                Attorney-in-Fact for Claiborne R. Rankin*
                                Attorney-in-Fact for Roger F. Rankin*
                                Attorney-in-Fact for Bruce T. Rankin*
---------------------------------
* The power of attorney authorizing the above named individual to act on behalf of each of the foregoing Reporting Persons is included in Exhibit 6.